COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
IN DREYFUS EMERGING MARKETS FUND AND THE MORGAN
STANLEY CAPITAL INTERNATIONAL EMERGING MARKETS
FREE INDEX

EXHIBIT A:

                                                MORGAN STANLEY
                  DREYFUS                       CAPITAL
 PERIOD          EMERGING                       INTERNATIONAL
                  MARKETS                       EMERGING MARKETS
                    FUND                        FREE INDEX *

6/28/96            10,000                        10,000
8/31/96             9,688                         9,555
11/30/96            9,784                         9,538
2/28/97            10,893                        10,673
5/31/97            11,407                        10,709
8/31/97            10,958                         9,994
11/30/97            9,545                         8,272
2/28/98             9,909                         8,622
5/31/98             9,342                         7,678











* Source: Lipper Analytical Services, Inc.